UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)    December 18, 2003
                                                          -----------------

                          GOLFGEAR INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


                  Nevada                0-28007              43-1627555
      ---------------------------------------------------------------------
       (State or other jurisdiction    (Commission         (IRS Employer
             of incorporation)         File Number)      Identification No)


      5285 Industrial Drive, Huntington Beach, California             92649
      ---------------------------------------------------------------------
    (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code (714) 899-4274
                                                           --------------

                                  Not Applicable
                                ----------------
          (Former name or former address, if changed since last report)


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ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.

     On December 18, 2003, GolfGear International, Inc. (the "Company") received a resignation letter from Donald A. Anderson as a member of the Board of Directors of the Company. On December 19, 2003, Mr. Anderson also resigned as Chief Executive Officer of the Company and its subsidiaries.

     Prior to his resignation, on or about November 8, 2003, Mr. Anderson was suspended pending an investigation into possible violations of his employment contract with the Company and breaches of his fiduciary duties. The investigation into Mr. Anderson's possible violations of his employment contract and breaches of fiduciary duty is ongoing. Following his suspension, Mr. Anderson instituted litigation proceedings against the Company for alleged actions similar to those set forth as the reasons for his resignation. In summary, Mr. Anderson's disagreement with the Company and reasons for resigning are that he alleges the Company breached his employment contract, allegedly made defamatory statements and wrongfully discharged him.

     The Company has accepted Mr. Anderson's resignations despite the fact that its investigation into his conduct has not been completed. The Company believes Mr. Anderson's allegations are specious and without any basis in law
or fact.   The Company further believes that Mr. Anderson's  requests that his letters of resignation be publicly disclosed is a tactic intended to bolster his baseless litigation claims.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          The following exhibit is filed as part of this report:

          17    Letter of resignation dated December 18, 2003;

          17.1  Letter of resignation dated December 19, 2003;

          99.1  Press Release dated December 24, 2003.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       GOLFGEAR INTERNATIONAL, INC.

Date:  December __, 2003               By:
                                       Daniel Wright
                                       Chief Financial Officer


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
                                  EXHIBIT INDEX


EXHIBIT NO.  DESCRIPTION
-----------  ----------------------------------------------
17           Letter of resignation dated December 18, 2003;
17.1         Letter of resignation dated December 19, 2003;
99.1         Press Release dated December 24, 2003.


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